UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 09, 2026

CAMBIUM NETWORKS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	001-38952	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Cambium Networks, Inc. 2000 Center Drive, Suite East A401
Hoffman Estates, Illinois		60192
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 345 814-7600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.0001 par value	CMBM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 9, 2026, Cambium Networks Corporation (the “Company”) received a staff determination letter (the “Determination Letter”) from the Nasdaq Listing Qualifications Staff (the “Staff”) stating that because the Company did not hold an annual meeting of shareholders within twelve months from the Company's prior fiscal year end as required by Nasdaq Listing Rule 5620(a) (the “Annual Meeting Rule”), the resulting non-compliance serves as an additional basis for delisting the Company's securities from The Nasdaq Global Market. The Determination Letter notified the Company that the Nasdaq hearings panel (the “Hearings Panel”) would consider the matter in their decision regarding the Company's continued listing on The Nasdaq Global Market, and requested that the Company present its views with respect to the additional deficiency in writing by January 16, 2026. The Company intends to make a submission to the Hearings Panel by the requested date. The Determination Letter has no immediate effect on the listing or trading of the Company’s ordinary shares.

The Company is currently subject to a compliance plan before the Hearings Panel and expects to meet this compliance plan. Once the Company files its delinquent periodic reports and regains compliance with the filing rules of the Nasdaq Listing Rules, the Company expects to file a proxy statement and hold its annual meeting of shareholders during the quarter ended June 30, 2026. There can be no assurance that the Company will be able to regain compliance with the Nasdaq Listing Rules. If the Company's securities are delisted from The Nasdaq Global Market, it could be more difficult to buy or sell the Company’s ordinary shares or to obtain accurate quotations, and the price of the Company’s ordinary shares could suffer a material decline. Delisting could also further impair the Company's ability to raise capital and/or trigger penalties or termination rights under outstanding agreements.

In accordance with Nasdaq Listing Rule 5810(b), the Company is required to disclose the receipt of this letter.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to statements relating to the Company’s ability to return to or maintain compliance with the Nasdaq continued listing standards, as well as words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “seeks,” “assumes,” “may,” “should,” “could,” “would,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based upon the Company’s current assumptions, beliefs, and expectations. Forward-looking statements are subject to the occurrence of many events outside of the Company’s control. Actual results and the timing of events may differ materially from those contemplated by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, the Company’s ability to return to and maintain compliance with Nasdaq continued listing standards. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained herein speak only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Item 9.01 Financial Statements and Exhibits.

104	Cover Page Interactive Data File (formatting in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBIUM NETWORKS CORPORATION

Date:	January 15, 2026	By:	/s/ Sally Rau
		Name: Title:	Sally Rau Chief Legal Officer